SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	November 17, 2003

                      FRESH BRANDS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-32825	39-2019963
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

          2215 Union Avenue, Sheboygan, Wisconsin 53081

(Address of principal executive offices, including zip code)

           (920) 457-4433

(Registrant’s telephone number)

Item 9. Regulation FD Disclosure.

        On November 17, 2003, Fresh Brands, Inc. (the “Company”) issued a press release announcing the commencement of its search for a new President and Chief Executive Officer and the termination of its relationship with Elwood F. Winn, its former President and Chief Executive Officer. A copy of the Company’s press release is being furnished as Exhibit 99 to this Current Report.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH BRANDS, INC.
Date: November 17, 2003	By: /s/ Michael R. Houser
Michael R. Houser Vice Chairman of the Board, Executive
Vice President and Chief Marketing Officer